Nerdy Inc.

Amendment to 2021 Equity Incentive Plan

(Adopted as of May 4, 2022)

A.    Nerdy Inc., a corporation organized under the laws of the State of Delaware (the “Company”) established the Company’s 2021 Equity Incentive Plan (the “Plan”);

B.    The Plan currently provides for 27,774,924 shares of Class A Common Stock (“Stock”) to be reserved for issuance under the Plan; and

C.    The Company now wishes to amend the Plan to (i) increase the number of shares of Common Stock reserved for issuance under the Plan to an aggregate of 12,500,000 shares and to modify Section 4(a) the Plan to reflect such increase and (ii) on January 1, 2023 and each January 1 thereafter, increase the number of shares of Stock reserved for issuance under the Plan by (a) five percent (5%) of the number of shares of Stock issued and outstanding on a pro forma basis on the immediately preceding December 31 including: (1) all shares of Stock underlying any then-outstanding stock options, stock appreciation rights, restricted stock units, and unvested restricted stock awards and (2) the exchange of all shares of the Company’s Class B common stock, par value $0.0001 per share (including the shares of Class B common stock underlying any stock awards in clause (1)) or (b) such lesser number of shares as determined by our Board.

Now THEREFORE, effective immediately, the Plan is amended as follows:

    1.    The reference to “27,774,924 shares” in Section 4(a) of the Plan is amended to reference “40,274,924 shares.”
2.    The following text is added to the end of Section 4(a) of the Plan: “On January 1, 2023 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by (i) five percent (5%) of the number of shares of Stock issued and outstanding on a pro forma basis on the immediately preceding December 31 including: (A) all shares of Stock underlying any then-outstanding stock options, stock appreciation rights, restricted stock units, and unvested restricted stock awards and (2) the exchange of all shares of the Company’s Class B common stock, par value $0.0001 per share (including the shares of Class B common stock underlying any stock awards in clause (A)) or (ii) such lesser number of shares as determined by our Board. ”
    3.    In all other respects the Plan will remain the same.
In Witness Whereof, the Company has caused this Amendment to the Plan to be executed as of the date first written above:
                    Nerdy Inc.

                    By:
    Charles K. Cohn
    Director and Chief Executive Officer
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